UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 9, 2023

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1706 S. Midkiff Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On February 9, 2023, ProPetro Holding Corp. (the “Company”), through its wholly owned subsidiary, ProPetro Services, Inc. (“ProPetro Services”), received notice from Pioneer Natural Resources USA, Inc., (“Pioneer”) (i) stating that Pioneer intends to release the hydraulic fracturing fleet contracted to Pioneer pursuant to that certain Pressure Pumping Services Agreement – Fleet Two, dated as of October 31, 2022, between Pioneer and ProPetro Services (the “Agreement”), effective upon the completion of operations on the pad where the performance of Services (as defined in the Agreement) is in progress on May 12, 2023 (the “Release Date”) and (ii) requesting that ProPetro Services agree to the termination of the Agreement as of the Release Date. ProPetro agreed with such request, and, as a result, the Agreement will be terminated as of the Release Date.

Pursuant to the Agreement, ProPetro Services provides a dedicated hydraulic fracturing fleet to Pioneer for the performance of fracture stimulation pumping services and provides associated products in connection with such services. Pioneer pays ProPetro Services a service fee invoiced by well and calculated based on the equipment and other services provided to Pioneer. ProPetro Services expects to continue to provide services under the Agreement until the Release Date. The termination of the Agreement is not the result of any breach or any disagreement between the parties and neither party will incur any early termination penalties as a result thereof.

The termination of the Agreement coincides with the approximate date that the fleet contracted to Pioneer under the Agreement was scheduled to be converted from a Tier II diesel simulfrac fleet to a Tier IV dual fuel zipper fleet (the “Fleet Two Conversion” – as defined in the Agreement).

Item 7.01	Regulation FD Disclosure

ProPetro expects the Tier IV dual fuel zipper fleet that would have commenced work for Pioneer effective upon the Fleet Two Conversion to promptly commence work for an alternative customer at market rates without any material operational disruption.

Except for historical information contained herein, the statements in this Current Report on Form 8-K are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the redeployment of the fleet being released by Pioneer. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the factors described in ProPetro’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission. In addition, ProPetro may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. The forward-looking statements in this Current Report on Form 8-K are made as of the date hereof. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

The information furnished with this report, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: February 15, 2023
	By:	/s/ David S. Schorlemer
David S. Schorlemer
Chief Financial Officer

3